                                 Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of The Rouse Company:


We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57347, 33-57707 and 333-
20781), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and 333-32277)
and Form S-4 (File No. 333-1693) of The Rouse Company of our report dated
June 8, 1998, with respect to the statement of revenue and certain expenses of Westdale Mall for the year ended December 31, 1997, which report appears in the Form 8-K/A of The Rouse Company, dated November 16, 1998 (date of earliest event reported October 7, 1998). Such report contains a paragraph that states that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. It is not intended to be a complete presentation of Westdale Mall's revenue and expenses.



                                                KPMG Peat Marwick LLP
San Diego, California
November 16, 1998